UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-32593	73-1599600
(Commission File Number)	(IRS Employer Identification Number)

115 West 7th Street, Suite 1415, Forth Worth, Texas 76102

(Address of Principal Executive Offices)

(877) 329-8388

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation Under an Off-Balance Sheet Arrangement

The Company received notices on May 1, 2007, April 30, 2007 and April 26, 2007, respectively, from each of CAMOFI Master LDC, Highbridge International LLC and Castlerigg Master Investments, Ltd., indicating that as a consequence of claimed events of default by the Company in respect of its senior convertible notes issued in July, 2006, they are demanding redemption in full of notes with an aggregate principal amount of $24,000,000. The aggregate redemption price claimed by these investors is in excess of $33,600,000, plus interest since the dates of the notices. The notices demand payment within five business days of their dates. The Company is evaluating other consequences of the claimed defaults, which could include obligations to re-price existing warrants and issue additional warrants to these investors. As previously reported, the Company has been negotiating the restructuring of these notes, but has been unable to finalize that transaction.

The Company disagrees with certain aspects of the defaults asserted, with the amounts claimed and with the imposition of various aspects of the penalty provisions asserted. The Company does not intend to redeem the notes pursuant to the demands and does not presently have the funds to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENTWORTH ENERGY, INC
Date: May 2, 2007	By: /s/ John Punzo
John Punzo, President